Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

NAVIOS MARITIME HOLDINGS INC.

EXCHANGE OFFER

Cash and/or 9.75% Senior Notes due 2024

For

946,100 American Depositary Shares, each representing 1/100th of a Share of 8.75% Series G Cumulative

Redeemable Perpetual Preferred Stock

and

1,907,600 American Depositary Shares, each representing 1/100th of a Share of 8.625% Series H Cumulative

Redeemable Perpetual Preferred Stock

AND

CONSENT SOLICITATION

To Adopt The Proposed Amended and Restated

Certificates of Designation for Each Series of Preferred Stock

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 1, 2019 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY NAVIOS MARITIME HOLDINGS INC. IN THEIR SOLE DISCRETION

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK MELLON

By Mail:	By Overnight Courier:
The Bank of New York Mellon Voluntary Corporation Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporation Actions—Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

By Electronic Mail: CANOTICEOFGUARANTEE@computershare.com

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE INFORMATION AGENT AT (888) 566-3252 OR NAVIOS@GEORGESON.COM.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH WILL NOT CONSTITUTE A VALID DELIVERY.

Holders of outstanding American Depositary Shares representing 1/100th of a Share of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (“Series G ADSs) and (ii) American Depositary Shares,

representing 1/100th of a share of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (“Series H ADSs) of Navios Maritime Holdings Inc. (the “Company”) who wish to tender their Series G ADSs and/or Series H ADSs in exchange for

(1) cash; and/or

(2) newly issued 9.75% Senior Notes due 2024 (the “2024 Notes”),

may use this Notice of Guaranteed Delivery or one substantially equivalent hereto to tender Series G ADSs and/or Series H ADSs pursuant to the Exchange Offer (as defined below) if they cannot deliver a confirmation of book-entry transfer of Series G ADSs and/or Series H ADSs into the account of the Exchange Agent at The Depository Trust Company or the Letter to Clients or they cannot complete the procedure for book-entry transfer on a timely basis. This Notice of Guaranteed Delivery may be delivered by, mail or electronic mail to the Exchange Agent. See “Terms of the Exchange Offer and Consent Solicitation—Procedure for Tendering—Guaranteed Delivery Procedures” in the prospectus, dated December 21, 2018 (the “Prospectus”) included in the registration statement as filed with the U.S. Securities and Exchange Commission on December 21, 2018.

Ladies and Gentlemen:

The undersigned hereby tenders the number of Series G ADSs and/or Series H ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Beneficial Owner(s):	Date:

Address:

Area Code and Telephone No.:
Name(s) of Beneficial Owner(s):
Name of Tendering Institution:

Principal Amount of Series G ADSs and/or Series H ADSs Tendered:

Series G ADSs tendered for 2024 Notes:

Series G ADSs tendered for cash:

Depositary Account No. with DTC:

Series H ADSs tendered for 2024 Notes:

Series H ADSs tendered for cash:

Transaction Code Number:

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the Series G ADSs and/or Series H ADSs to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Terms of the Exchange Offer and Consent Solicitation—Guaranteed Delivery Procedures”), and that the Exchange Agent will receive a book-entry confirmation of the transfer of such ADSs into the Exchange Agent’s account at The Depository Trust Company with any required signature guarantees , or a properly transmitted agent’s message, within two New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver a properly transmitted agent’s message, and a book-entry confirmation, to the Exchange Agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:
(Zip Code)

Area Code and Telephone Number:

Dated: